UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2009

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

Woodland Park 2201 Cooperative Way Herndon, VA	20171-3025 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 709-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2009, the Board of Directors of National Rural Utilities Cooperative Finance Corporation (“National Rural”) elected Darryl Schriver, age 44, as President for a one-year term to expire at the 2010 National Rural Annual Meeting.  Prior to being elected President, Mr. Shriver served as Vice President and has served as a Director of National Rural since 2004.  Mr. Schriver has been General Manager and CEO of Taylor Electric Cooperative, Inc. in Merkel, TX since 2002.  He serves as a director on the Golden Spread Electric Cooperative Board, the Golden Spread Electric Generating Cooperative Board, the Oklaunion Electric Generating Cooperative Board, the Yoakum Electric Generating Cooperative Board, the Mid-Tex Cooperative Board and the Texas Agricultural Cooperative Council. Mr. Schriver is a Group 4 member of the Governmental Relations Committee of Texas Electric Cooperatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By:/s/ Steven L. Lilly
      Steven L. Lilly
  Senior Vice President and Chief Financial Officer

Dated:  February 20, 2009